Exhibit 99.01

MEDIA CONTACT:	INVESTOR CONTACT:
Kristen Batch	Jonathan Doros
Symantec Corp.	Symantec Corp.
650-527-5152	650-527-5523
Kristen_Batch@symantec.com	Jonathan_Doros@symantec.com

SYMANTEC REPORTS THIRD QUARTER FISCAL YEAR 2017 RESULTS

•	Q3 GAAP revenue met, GAAP operating margin and EPS exceeded prior guidance; Q3 Non-GAAP revenue, operating margin, and EPS exceeded prior guidance on constant currency basis
•	Company exceeds revenue, operating margin, and EPS guidance for second quarter in a row
•	Integrated Cyber Defense Platform winning with Enterprise customers; Acquisition of LifeLock will create new Consumer Digital Safety Platform
•	Increasing financial outlook for fiscal year 2017

MOUNTAIN VIEW, Calif. – February 1, 2017 – Symantec Corp. (NASDAQ: SYMC) today reported its third quarter of fiscal year 2017 results, ended December 30, 2016.

Greg Clark, Symantec CEO, said, “We’re very pleased by our third quarter performance as it shows clear evidence that Symantec’s transformation is producing results and delivering innovation to our customers in the cloud generation. Our Integrated Cyber Defense Platform is resonating with enterprise customers and we closed important wins that underscore the unmatched value of our threat intelligence and the depth of our cloud security stack. We expect to see new momentum in our consumer business with the release of Norton Core, a favorite at CES this year. When joined with LifeLock next month, we will have created a new Digital Safety Platform to protect consumers’ digital lives and identities.”

Nick Noviello, Symantec CFO, said, “Our third quarter results exceeded our constant currency revenue, operating margin, and EPS guidance. In just two quarters since combining Symantec and Blue Coat we are tracking ahead of schedule on product integrations, cost savings and synergies.  We are pleased to be increasing our fiscal year 2017 financial outlook.”

Results for the Third Quarter of Fiscal Year 2017 (Dollars in millions, except EPS)
	3Q17	3Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
GAAP
Revenue	$1,041	$909	15%	14%
Operating Margin	(1.5%)	16.1%	(1,760) bps	(1,830) bps
Net Income	$46	$170	(73%)	N/A
EPS (Diluted)	$0.07	$0.25	(72%)	N/A
CFFO*	$144	$112	29%	N/A
	3Q17	3Q16	Reported Y/Y Change	FX Adjusted Y/Y Change
Non-GAAP
Revenue	$1,088	$909	20%	19%
Operating Margin	30.4%	27.9%	250 bps	190 bps
Net Income	$209	$172	22%	N/A
EPS (Diluted)	$0.32	$0.26	23%	N/A
* Cash Flow from Operating Activities

Fourth Quarter 2017 Guidance (Dollars in millions, except EPS and FX rate)
	4Q17	FX Adj. Y/Y Growth
GAAP
Revenue	$1,039 – $1,059	20% – 23%
Enterprise Security	$655 – $671	41% – 45%
Consumer Security	$384 – $388	(4%) – ()%)
Operating Margin	1% – 3%	N/A
EPS	$(0.02)–$0.00	N/A
Non-GAAP
Revenue	$1,070 – $1,090	24% – 26%
Enterprise Security	$686 – $702	48% – 51%
Consumer Security	$384 – $388	(4%) – ()%)
Operating Margin	27% – 29%	N/A
EPS (Diluted)	$0.27 – $0.29	N/A
Non-GAAP Tax Rate	29%	N/A
Basic Share Count	615 million	N/A
GAAP Fully Diluted Share Count	615 million	N/A
Non-GAAP Fully Diluted Share Count	658 million	N/A
FX Rate ($/€)	$1.05	N/A

Symantec's Board of Directors has declared a quarterly cash dividend of $0.075 per common share to be paid on March 15, 2017, to all shareholders of record as of the close of business on February 20, 2017. The ex-dividend date will be February 16, 2017.

The company will hold an investor day in San Francisco on June 8, 2017. Details of the event will be shared at a future date.

Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss its third quarter fiscal 2017 results, ended December 30, 2016 and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For telephone access to the conference, call (877) 475-6198 within the United States or (970) 297-2372 from outside the United States. Please call 15 minutes early on February 1 and give the operator conference ID number 51063618.

A replay and our prepared remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec
Symantec Corporation (NASDAQ: SYMC), the world’s leading cyber security company, helps organizations, governments and people secure their most important data wherever it lives. Organizations across the world look to Symantec for strategic, integrated solutions to defend against sophisticated attacks across endpoints, cloud and infrastructure. Likewise, a global community of more than 50 million people and families rely on Symantec’s Norton suite of products for protection at home and across all of their devices. Symantec operates one of the world’s largest civilian cyber intelligence networks, allowing it to see and protect against the most advanced threats. For additional information, please visit www.symantec.com or connect with us on Facebook, Twitter, and LinkedIn.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news.

 Symantec, the Symantec Logo and the Checkmark logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Forward-Looking Statements: This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our projected financial and business results, including Symantec’s expected business momentum in its consumer segment, Symantec’s transformation, including changes to products and services following the proposed acquisition of LifeLock, and Symantec’s cost reduction, integration and synergy efforts.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: the potential impact on the businesses of LifeLock and Symantec due to uncertainties in connection with the acquisition; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; our company’s leadership transition plan; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue on Blue Coat products, certain acquisition and integration costs, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at: http://www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	December 30, 2016	April 1, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$5,575	$5,983
Accounts receivable, net	557	556
Other current assets	379	420
Total current assets	6,511	6,959
Property and equipment, net	893	957
Intangible assets, net	1,867	443
Goodwill	7,227	3,148
Equity investments	158	157
Other long-term assets	104	103
Total assets	$16,760	$11,767
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$143	$175
Accrued compensation and benefits	240	219
Current portion of long-term debt	780	-
Deferred revenue	2,075	2,279
Income taxes payable	15	941
Other current liabilities	352	419
Total current liabilities	3,605	4,033
Long-term debt	6,358	2,207
Long-term deferred revenue	398	359
Long-term deferred tax liabilities	2,164	1,235
Long-term income taxes payable	203	160
Other long-term obligations	83	97
Total liabilities	12,811	8,091
Total stockholders' equity	3,949	3,676
Total liabilities and stockholders' equity	$16,760	$11,767

(1) Derived from audited consolidated financial statements. Certain amounts have been reclassified to conform with the fiscal year 2017 presentation.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	December 30,	January 1,		Constant
	2016	2016	Actual	Currency (1)
Net revenues	$1,041	$909	15%	14%
Cost of revenues	235	150	57%	57%
Gross profit	806	759	6%	6%
Operating expenses:
Sales and marketing	377	308
Research and development	204	174
General and administrative	131	68
Amortization of intangible assets	43	13
Restructuring, separation, transition, and other	67	50
Total operating expenses	822	613	34%	35%
Operating income (loss)	(16)	146	-111%	-116%
Interest income	5	1
Interest expense	(55)	(17)
Other income (expense), net	5	(1)
Income (loss) from continuing operations before income taxes	(61)	129	-147%	N/A
Income tax expense (benefit)	(5)	15
Income (loss) from continuing operations	(56)	114
Income from discontinued operations, net of income taxes	102	56
Net income	$46	$170	-73%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.09)	$0.17
Discontinued operations	0.16	0.08
Net income per share – basic (2)	0.07	0.26
Income (loss) per share – diluted:
Continuing operations	$(0.09)	$0.17
Discontinued operations	0.16	0.08
Net income per share – diluted	0.07	0.25
Weighted-average shares outstanding – basic	620	665
Weighted-average shares outstanding – diluted	620	671
Cash dividends declared per common share	$0.075	$0.15

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
(2) Net income per share amounts may not add due to rounding.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Operations
(In millions, except per share data, unaudited)

			Year-Over-Year
	Nine Months Ended		Growth Rate
	December 30,	January 1,		Constant
	2016	2016	Actual	Currency (1)
Net revenues	$2,904	$2,727	6%	5%
Cost of revenues	594	468	27%	27%
Gross profit	2,310	2,259	2%	1%
Operating expenses:
Sales and marketing	1,006	984
Research and development	574	571
General and administrative	360	218
Amortization of intangible assets	91	41
Restructuring, separation, transition, and other	201	116
Total operating expenses	2,232	1,930	16%	16%
Operating income	78	329	-76%	-87%
Interest income	14	6
Interest expense	(134)	(56)
Other income (expense), net	28	(3)
Income (loss) from continuing operations before income taxes	(14)	276	-105%	N/A
Income tax expense	45	84
Income (loss) from continuing operations	(59)	192
Income from discontinued operations, net of income taxes	96	251
Net income	$37	$443	-92%	N/A
Income (loss) per share – basic:
Continuing operations	$(0.10)	$0.28
Discontinued operations	0.16	0.37
Net income per share – basic	0.06	0.65
Income (loss) per share – diluted:
Continuing operations	$(0.10)	$0.28
Discontinued operations	0.16	0.37
Net income per share – diluted	0.06	0.65
Weighted-average shares outstanding – basic	618	677
Weighted-average shares outstanding – diluted	618	683
Cash dividends declared per common share	$0.225	$0.45

(1) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended
	December 30, 2016	January 1, 2016
OPERATING ACTIVITIES:
Net income	$37	$443
Loss from discontinued operations, net of income taxes	(96)	(251)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation and amortization	356	227
Stock-based compensation expense	231	118
Deferred income taxes	33	63
Excess income tax benefit from the exercise of stock options	(9)	(6)
Other	43	14
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	114	26
Accounts payable	(72)	61
Accrued compensation and benefits	(10)	(23)
Deferred revenue	(71)	(175)
Income taxes payable	(981)	(94)
Other assets	16	(39)
Other liabilities	(60)	(48)
Net cash provided by (used in) continuing operating activities	(469)	316
Net cash provided by (used in) discontinued operating activities	(104)	230
Net cash provided by (used in) operating activities	(573)	546
INVESTING ACTIVITIES:
Purchases of property and equipment	(57)	(225)
Payments for acquisitions, net of cash acquired	(4,533)	(4)
Purchases of short-term investments	-	(377)
Proceeds from maturities of short-term investments	31	1,038
Proceeds from sales of short-term investments	-	299
Other	9	-
Net cash provided by (used in) continuing investing activities	(4,550)	731
Net cash used in discontinued investing activities	-	(57)
Net cash provided by (used in) investing activities	(4,550)	674
FINANCING ACTIVITIES:
Repayments of debt and other obligations	(62)	(368)
Proceeds from issuance of debt, net of issuance costs	4,993	-
Net proceeds from sales of common stock under employee stock benefit plans	53	63
Excess income tax benefit from the exercise of stock options	9	6
Tax payments related to restricted stock units	(50)	(35)
Dividends and dividend equivalents paid	(173)	(312)
Repurchases of common stock	-	(868)
Proceeds from other financing	10	-
Net cash provided by (used in) continuing financing activities	4,780	(1,514)
Net cash used in discontinued financing activities	-	(17)
Net cash provided by (used in) financing activities	4,780	(1,531)
Effect of exchange rate fluctuations on cash and cash equivalents	(65)	(51)
Change in cash and cash equivalents	(408)	(362)
Beginning cash and cash equivalents	5,983	2,874
Ending cash and cash equivalents	$5,575	$2,512

SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	December 30, 2016			January 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (4)
Net revenues (2)	$1,041	$47	$1,088	$909	$-	$909	20%	19%
Gross profit:	$806	$117	$923	$759	$10	$769	20%	20%
Deferred revenue fair value adjustment (2)		47			-
Stock-based compensation		6			3
Amortization of intangible assets		51			7
Inventory fair value adjustment (3)		13			-
Gross margin %	77.4%	7.4%	84.8%	83.5%	1.1%	84.6%	20 bps	10 bps
Operating expenses:	$822	$(230)	$592	$613	$(98)	$515	15%	16%
Stock-based compensation		(91)			(35)
Amortization of intangible assets		(43)			(13)
Restructuring, separation, transition, and other		(67)			(50)
Acquisition and integration costs		(29)			-
Operating expenses as a % of revenue	79.0%	-24.6%	54.4%	67.4%	-10.7%	56.7%	-230 bps	-180 bps
Operating income (loss)	$(16)	$347	$331	$146	$108	$254	30%	28%
Operating margin %	-1.5%	31.9%	30.4%	16.1%	11.8%	27.9%	250 bps	190 bps
Net income:	$46	$163	$209	$170	$2	$172	22%	N/A
Gross profit adjustment		117			10
Operating expenses adjustment		230			98
Non-cash interest expense and amortization of debt issuance costs		8			-
Income tax effects and adjustments		(90)			(50)
Total net income adjustment from discontinued operations		(102)			(56)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.09)	$0.41	$0.32	$0.17	$0.09	$0.26
Income per share from discontinued operations	0.16	(0.16)	-	0.08	(0.08)	-
Diluted net income per share	0.07	0.25	0.32	0.25	0.01	0.26	23%	N/A
Diluted weighted-average shares outstanding	620	34	654	671	-	671	-3%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat deferred revenue fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(3) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat inventory fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(4) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Revenue Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	December 30, 2016			January 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Revenues
Total Revenues (2)	$1,041	$47	$1,088	$909
Total Y/Y Growth Rate	15%	5%	20%	-6%
Total Y/Y Growth Rate in Constant Currency (3)	14%	5%	19%	-2%
Revenues by Segment
Consumer Security	$397	$-	$397	$414
Enterprise Security (2)	644	47	691	495
Revenues by Segment - Y/Y Growth Rate
Consumer Security	-4%	0%	-4%	-10%
Enterprise Security	30%	10%	40%	-3%
Revenues by Segment - Y/Y Growth Rate in Constant Currency (3)
Consumer Security	-5%	0%	-5%	-6%
Enterprise Security	30%	10%	40%	1%
Revenues by Geography
International	$507	$23	$530	$425
U.S.	534	24	558	484
Americas (U.S., Latin America & Canada)	595	25	620	539
EMEA (Europe, Middle East & Africa)	253	22	275	224
Asia Pacific & Japan	193	-	193	146
Revenues by Geography - Y/Y Growth Rate
International	19%	6%	25%	-10%
U.S.	10%	5%	15%	-2%
Americas (U.S., Latin America & Canada)	10%	5%	15%	-2%
EMEA (Europe, Middle East & Africa)	13%	10%	23%	-14%
Asia Pacific & Japan	32%	0%	32%	-9%
Revenues by Geography - Y/Y Growth Rate in Constant Currency (3)
International	19%	5%	24%	-2%
U.S.	11%	4%	15%	-2%
Americas (U.S., Latin America & Canada)	10%	5%	15%	-2%
EMEA (Europe, Middle East & Africa)	15%	10%	25%	-2%
Asia Pacific & Japan	27%	0%	27%	-2%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat deferred revenue fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(3) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Operating Margin by Segment Detail (1)
(Dollars in millions, unaudited)

	Three Months Ended
	December 30, 2016			January 1, 2016
	GAAP	Adj	Non-GAAP	GAAP
Operating Income by Segment
Consumer Security	$213	$-	$213	$230
Enterprise Security (2)	58	60	118	24
Total Operating Income by Segment	271	60	331	254
Reconciling Items:
Stock-based compensation	97	(97)	-	38
Amortization of intangible assets	94	(94)	-	20
Restructuring, separation, transition, and other	67	(67)	-	50
Acquisition and integration costs	29	(29)	-	-
Total Consolidated Operating Income (Loss)	$(16)	$347	$331	$146
Operating Margin by Segment
Consumer Security	54%	0%	54%	56%
Enterprise Security	9%	8%	17%	5%

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat deferred revenue and inventory fair value adjustments of $47 million and $13 million, respectively, as a result of purchase accounting. Please see Appendix A for further information.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fourth Quarter Fiscal Year 2017
	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate (2)
Revenue Guidance	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,039 - $1,059	19% - 21%	20% - 23%
Add back:
Deferred revenue fair value adjustment	$31	4%	4%
Non-GAAP revenue range (4)	$1,070 - $1,090	23% - 25%	24% - 26%

	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate (2)
Segment Revenue Guidance	Range	Actual	Constant Currency (3)
GAAP Consumer Security revenue range	$384 - $388	(5%) - (4%)	(4%) - (3%)
GAAP Enterprise Security revenue range	$655 - $671	40% - 43%	41% - 45%
Add back:
Deferred revenue fair value adjustment	$31	7%	7%
Non-GAAP Enterprise Security revenue range (4)	$686 - $702	47% - 50%	48% - 51%

	Three Months Ending March 31, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	1% - 3%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	6%
Other non-GAAP adjustments	18%
Non-GAAP operating margin	27% - 29%	--

	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.02) - $0.00	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.04
Stock-based compensation, net of taxes	$0.06
Other non-GAAP adjustments, net of taxes	$0.19
Non-GAAP diluted earnings per share range	$0.27 - $0.29	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.
(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A

Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of our performance to prior periods and to our peers and that investors benefit from an understanding of the non-GAAP financial measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP.

Discontinued operations: In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.

Deferred revenue fair value adjustment: We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. We regularly monitor these measures to assess its operating performance. On August 1, 2016, in connection with the Symantec acquisition of Blue Coat, Inc. (“Blue Coat”), and on May 22, 2015, as part of the Bain Capital Investors, LLC (“Bain”) acquisition of Blue Coat, the deferred revenue balances from Blue Coat products were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, particularly as a result of the Symantec acquisition of Blue Coat, limits the comparability of revenues between periods. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the Symantec or Bain acquisition of Blue Coat to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments, including the deferred revenue write-down, aids in the comparability between periods and in assessing our overall operating performance. Without these adjustments, it would be difficult for investors to assess our financial performance and trends. Non-GAAP net revenues has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP net revenues. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.

Inventory fair value adjustment: Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues in the third quarter of fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.

Stock-based compensation: This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. The following table sets forth our stock-based compensation expenses for the reported periods:

	Three Months Ended
	December 30,	January 1,
	2016	2016
Cost of revenue	$6	$3
Sales and marketing	25	12
Research and development	25	14
General and administrative	41	9
Total continuing operations
stock-based compensation	$97	$38

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Acquisition and integration costs: These represent the transaction and integration costs associated with the Blue Coat acquisition and transaction costs from the expected LifeLock, Inc. acquisition. These costs include all incremental expenses incurred to effect these business combinations. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Integration costs include expenses incurred following acquisitions that are directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs. We exclude the transaction and integration expenses as they are related to acquisitions and thus have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

SYMANTEC CORPORATION
Explanation of Non-GAAP Measures
Appendix A (continued)

Restructuring, separation, transition and other: We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and that investors benefit from the presentation of non-GAAP financial measures excluding these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rates. Additionally, we amortize debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.

Income tax effects and adjustments: Our non-GAAP tax rate for the third quarter of fiscal 2017 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition activities or fundamental tax law changes in major jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.

Diluted GAAP and non-GAAP weighted-average shares outstanding: Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.